                                                                    EXHIBIT 21



                                  BancTEXAS Group Inc.

                                SIGNIFICANT SUBSIDIARIES


The following is a list of all subsidiaries of the Company and the jurisdiction of incorporation or organization. The two nonbank subsidiaries are 100% owned by BancTEXAS.

                                                            Jurisdiction of
                                                             Incorporation
                    Name                                    or Organization
                    ----                                    ---------------

      NONBANK SUBSIDIARIES
      --------------------

      CSWI International Finance N.V.                       Netherlands Antilles

      Sundowner Corporation                                 Nevada


              Sundowner Corporation
              owns 100% of:

                 BankTEXAS                                  National Bank
                 National Association